                                                                   Exhibit 10.18

                             SUBLEASE AGREEMENT

This Sublease Agreement is made and entered into the 29 day of February 2000 by and between Wyse Technology Inc. (hereinafter "Sublessor") and Oplink Communications Inc. (hereinafter "Sublessee") and Wyse Technology Investments Inc. (hereinafter "Landlord").

This Sublease is subordinate to and generally controlled by a lease, dated March 19, 1993 (as amended) between Landlord and Sublessor ("Lease"). The provisions of the Lease are attached (as Exhibit A) hereto and incorporated by reference for all purposes. Where the provisions of this Sublease are specifically stated and differ from those in the Lease, the provisions of the Sublease shall control.

For consideration of the rent, covenants, agreements and conditions herein contained, Sublessor, Sublessee and the Landlord hereby agree as follows:

1. SUBLEASED PREMISES. Sublessor leases from Landlord certain premises which constitute approximately 62,023 square feet of the building located at 3475 North First St., San Jose, CA 95134 (hereinafter referred to as "Premises") which are a portion of the property ("Campus") which is the subject of that certain Lease dated March 19, 1993 (and as amended and restated) between Sublessor and Landlord.

        Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, for the term and upon conditions herein after set forth, the Subleased Premises, as shown on the drawing attached hereto as Exhibit B and incorporated herein by this reference. The Subleased Premises contains 62,023 rentable square feet. Landlord hereby provides his unqualified consent to this sublease of the Subleased Premises.

2. TERM. Subject to the terms and conditions set forth herein, the term of this Sublease shall commence on or about March 1, 2000 (the "Commencement Date"), and shall terminate on February 28, 2005, except that it is understood and agreed by the Sublessee and the Sublessor that the right and interest of Sublessee under this Sublease are derivative of those of Sublessor under the Lease between Sublessor Landlord and not any greater than such rights and interest of Sublessor as to the Subleased Premises.

3. RENEWAL OPTION. Provided Sublessee is not in default, Sublessee may extend the Sublease term. Sublessee may, upon provision of ninety (90) days written notice prior to the end of the term, extend the term for an additional period of one year. At the end of that term, Sublessee may again extend for an additional one-year period. Any such extension shall be upon the same Sublease terms, except that the rent rate shall change to the then- current fair market value, but in no event shall the rate be less than the rate Lessee is paying at the end of the preceding term.

4. USE. Sublessee is permitted to use the Subleased Premises for office, R&D, manufacturing and warehouse activities.

5.      RENT.


                                      1.

         (a) During the term of this Sublease, and commencing on the Commencement Date Sublessee covenants and agrees to pay to Sublessor $1.75 per rentable square foot (RSF) per month as Base Rate for the Subleased Premises, without previous notice or demand. The monthly rent, therefore, will be $108,540.25. The rent payment shall be delivered to Sublessor on or before the first day of each calendar month during the term of the sublease hereof, with the first such monthly installment to be paid upon the signature of the Sublease.

         (b) If the Commencement Date shall occur on a date other than the first day of a calendar month, Sublessee shall pay to Sublessor on the first day of the month next succeeding the Commencement Date a sum equal to one-thirtieth (1/30) of the months rent installment of the Base Rate set forth above, multiplied by the number of days of the calendar month in which the Commencement Date occurred. This pro-rata payment of the Base Rate for the portion of the month of the Commencement Date shall be in addition to the monthly installment of the Base Rate applicable to that month.

         (c) Increases to Base Rent. At the end of the 2nd year of the term, the rent shall increase by 3%. The base rate shall then be $1.80 per RSF. Thereafter, the base rent shall remain unchanged for the balance of the term.

         (d) As security for Sublessee's faithful performance under the Sublease, Sublessee shall upon execution of the Sublease the sum of $108,540.25 (equaling one month's Base Rate) for security deposit. This deposit shall not be applied by Sublessee as last month's rent under the Sublease. The balance of the security deposit will be remitted to Sublessee within forty-five (45) days of the termination of the Sublease (unless the Sublease is terminated for default of Sublessee.)

         (e) Gross Rent. The base rent is on a gross, not triple net, basis. Sublessee shall not be obligated to pay any "additional" rent such as common area maintenance charges, operating expenses, real estate taxes and the like. However, personal property taxes on Sublessee owned property or income taxes shall be the sole responsibility of Sublessee.

         (f) Late Payments. In the event that Sublessee fails to remit payments as described above, Sublessee shall additionally be liable for the greater of (i) interest on the unpaid amount, calculated at twelve percent (12%) per year or (ii) liquidated damages of $250.00.

         (g) Rent Inclusions. In addition to subsection (e) above, the gross rental rate includes access to and use of (i) the existing electronic security system as currently installed in the Premises; (ii) use by Sublessee's on-site employees and guests of the cafeteria; (iii) use by Sublessee's on-site employees (excluding contractors or temporary workers) of the recreation center (including lockers, showers, weight room, racquetball courts, basketball court, tennis court, sauna, pool and Jacuzzi) so long as Landlord and Sublessor operate these benefits for its own employees. Rent does not include janitorial services to the Premises.


                                      2.

6. CONDITION OF SUBLEASED PREMISES. Sublessee hereby agrees to accept the Subleased Premises on an "as is", "as built" condition on the Commencement Date of the term of this Sublease, it being understood and agreed that Sublessor makes no warranties, express or implied, as to the Subleased Premises including by way of example, and not limitation, any warranties of suitability, fitness for purpose of use or habitability, except that Sublessor will vacate the Subleased Premises and make them available to Sublessee on or before 1 March 2000.

7. TENANT IMPROVEMENTS. Sublessee desires to modify and improve the Premises. Subject to Sublessor and Landlord's reasonable approval of the final plans and agreement as to the disposition of such improvements upon the termination of the Sublease, Sublessor and Landlord hereby grant approval. Sublessee shall be responsible for the supervision of and successful completion of all work by the use of a licensed, bonded contractor. Agreed improvements, the cost thereof and the final disposition thereof shall be set forth in Exhibit C which shall be incorporated by reference for all purposes.

        Such improvements shall be constructed partially at Landlord's expense and partially at Subtenant's expense: The first $60,000 will be contributed by Digital Microwave Corporation (for the benefit of Landlord and Sublessor) in accordance with a separate (termination) agreement between Digital and Sublessor and Landlord. Landlord will contribute $250,000. Any sums required to complete the improvements exceeding $310,000 shall be paid solely by Sublessee. Sublessee shall indemnify and hold Landlord and Sublessor harmless for any mechanics or materialmen's liens arising from the construction of the improvements.

        Landlord shall own the title to all Tenant Improvements irrespective of which party may provide the funding to construct.

        Any other alterations during the term shall be as per Section 13 of the Lease

8. UTILITIES. Sublessor shall bill Sublessee monthly for natural gas, water and electricity on a pro rata basis (62,023/167,200). Sublessee shall contract on its own for other utilities, such as telephone and data lines, at its own expense.

9. INSURANCE. Sublessee shall, throughout the term of the Sublease maintain insurance coverage adequate to meet its obligations under the Sublease, including business interruption insurance. Sublessee shall, within fifteen (15) calendar days of the Commencement Date, provide Sublessor with a certificate of insurance naming Landlord and Sublessor as additional named insureds. Such insurance shall have the following minimum coverages:
                 a) General Liability of 2,000,000 aggregated/1,000,000 each occurrence;
                 b) Automobile Liability $1,000,000 aggregated & each occurrence;
                 c) Workers Compensation and Employers' Liability $1,000,000 aggregated & each occurrence;
                 d) Umbrella Coverage $10,000,000 aggregated & each occurrence.


                                      3.

10. REPAIRS AND MAINTENANCE. Sublessee shall generally keep the Premises clean and in good order and repair during the term and shall comply with all applicable laws and regulations pertaining to the use of the Premises.

        (a) Landlord/Sublessor's Obligation to Maintain and Repair. The campus and the exterior walls and roof of the Premises shall be maintained and repaired by Landlord. Landlord is also responsible for the foundation, structural supports, floors (but not floor coverings), utilities to the common areas, common areas including driveways, sidewalks parking lot.

        (b) Sublessee's Obligations to Maintain and Repair. Sublessee shall, at Sublessee's sole cost and expense keep and maintain the interior non- structural portions of the Premises, the exterior doors and exterior glass of the Premises excepting for damage caused by an insured casualty. Sublessee shall also maintain the improvements to the Premises and all fixtures. Landlord shall have no responsibility therefore except where due to the gross negligence or willful misconduct of Landlord.

11.     SUBLESSEE'S COVENANTS.

        (a) Except as set forth in this Agreement, all Sublessee's covenants and obligations to the Sublessor and the Landlord under this Sublease shall be the same as the covenants and obligations of Sublessor to Landlord under the Lease and all Amendments hereto, which are attached hereto as Exhibit A and incorporated herein by reference, to the extent that such covenants and obligations are applicable to the Subleased Premises and the Sublease terms.

        (b) Sublessee hereby covenants and agrees to indemnify, hold harmless and at the option of Sublessor, defend Sublessor in all suits, actions and proceedings arising out of, related to, or concerning either (i) any default or non-performance by Sublessee of this Sublease, including without limitation, those covenants and obligations undertaken in the preceding subparagraph, or (ii) the use or occupancy by Sublessee of the Subleased Premises, except to the extent that such arises from the negligence or willful misconduct on the part of the Sublessor.

        (c) In the event of any dispute and/or litigation between the Sublessee and the Landlord, the Sublessee will hold the Sublessor harmless.

12.     SUBLESSOR COVENANTS.

        (a) Except as set forth above or as otherwise required by the context of the Lease, all of the Sublessor's covenants and obligations under the Sublease shall be the same as the covenants and obligations of Landlord to Sublessor under the Lease and all Amendments thereto.

        (b) In the event of any dispute and/or litigation between the Sublessor and the Landlord, the Sublessor will hold the Sublessee harmless.


                                      4.

13. LANDLORD COVENANTS. Except as set forth herein, or as otherwise required by the contents of the Lease, all of Landlord's covenants and obligations under the Sublease shall be the same as the covenants and obligations of Landlord to Sublessor under the Lease and all Amendments thereto.

14. PARKING. A minimum of four (4) parking spaces per each 1,000 RSF shall be available to Sublessee. Such parking spaces shall be identified in a general manner on Exhibit B. The spaces will not be reserved or specifically marked as being only for the benefit of Sublessee. Use thereof shall be in accordance with any current Landlord or Sublessor rules or regulations governing same.

15. OPTION TO EXPAND. During the term of the Sublease, including any renewal term, Sublessee shall have the first option to lease any space which Landlord and/or Sublessor may make available for lease. Notwithstanding the foregoing, neither Landlord or Sublessor are obligated to make any additional space available. The rent for any expansion space will be at then-current fair market value as agreed by the Parties.

16. SIGNS. Subject to the provisions of applicable City of San Jose law or regulations or other governmental agencies and subject to the reasonable approval of Sublessor and Landlord, Sublessee may install appropriate signage at (i) the entrance to the campus driveway; (ii) directional signs to assist visitors to locate Sublessor's entrance(s);
        (iii) on or near the Leased Premises for purposes of identifying same.

17. FIRST RIGHT OF REFUSAL. (a) Landlord and Sublessor have leased space in the Campus to Pacific Bell. Pacific Bell's sublease expires in January 2002 and it includes the option to extend their lease for a period of 3, 4 or 5 years. In the event that Pacific Bell chooses to terminate its lease at the end of the initial term Sublessor and Landlord shall grant Sublessee a right of first refusal for whatever portion of the space (all or part--less the Premises) Sublessor and Landlord decide to offer for lease at that time. (b) Sublessor and Landlord will also give Sublessee a right of first refusal on any other campus space which Landlord may make available for lease during the term of this Sublease.

18.     Miscellaneous.

        (a) The terms "Sublessor", "Sublessee' and "Landlord" shall, as applicable, include their legal representatives, successor and assigns. All covenants herein made binding upon Landlord, Sublessee and Sublessor shall be equally binding on its agents, employees and others claiming the right to be in the Subleased Premises through or under the Sublessee or Sublessor. The Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns.

        (b) This Sublease shall be governed by the laws of the State of California.

        (c) All notices required to be made hereunder shall be sent to the following addresses, or such other addresses as a party may later designate:


                                      5.

               TO SUBLESSEE:

               Oplink Communications Inc.
               3475 N. First St.
               San Jose, CA 95134
               Attention: Facilities Manager

               TO SUBLESSOR:

               Wyse Technology Inc.
               3471 N. First St., MS 150-3
               San Jose, CA 95134-1803
               Attention: Director of Facilities

               TO LANDLORD:

               Wyse Technology Investments Inc.
               C/o Wyse Technology Inc.
               3471 N. First St.
               San Jose, CA 95134-1803
               Attention: President

        (d) Each of the parties hereby represents that other than Colliers International it has not obtained the services of a real estate broker or agent for the purposes of leasing the Subleased Premises and that it will indemnify and hold harmless the other parties from such claims in the event that any other party established a right derived from such indemnifying party to receive commissions or any payment as a consequence of this Sublease. Any or all brokers fees are the subject of separate agreement(s) and Sublessee acknowledges that neither Sublessor or Landlord have any obligation thereunder for the payment of any fees whatsoever.

        (e) The parties hereby agree that there shall be no recording of this Sublease or notice of this Sublease in any registry of deeds with any public agency, and that the terms and conditions of this Sublease are confidential and shall not be disclosed to any third party without a need to know for financial, legal or other substantial reasons.

        (f) Sublessee agrees to reimburse all of Sublessor's costs and expenses in seeking and obtaining any judicial enforcement of this Sublease, including, without limitation, all resulting reasonable attorneys fees.

        [intentionally blank--continued on next page]


                                      6.

        (g) Special Access to Premises. In addition to rights of access set forth in Section 12 of the Lease, Sublessor shall, at all reasonable times (and upon reasonable notice except in cases of emergency) have access via the Premises to the "roof access door" located therein.

        (h) Assignment. Sublessee shall not assign this Sublease or any of its rights or obligations hereunder without the written consent of both Sublessor and Landlord. Such consent shall not be unreasonably withheld provided the proposed assignee is financially sound, will use the Premises for similar purposes, and Sublessee agrees to remain responsible, as assignor, for assignee's performance.

In witness whereof, the parties hereto have caused this instrument to be executed in triplicate as of the date first written above.

SUBLESSEE                         SUBLESSOR
OPLINK COMMUNICATIONS INC.        WYSE TECHNOLOGY INC.

BY:  /s/ Joseph Liu               BY:  /s/ Phil Underwood
   --------------------------           ------------------------------

  Joseph Liu                        Phil Underwood
-----------------------------     ------------------------------------
(Print or type name)              (Print or type name)

  CEO                               Vice President Admin. and Sales Operations
-----------------------------     --------------------------------------------
(Title)                           (Title)

  02/29/00                          February 29, 2000
------------------------------    --------------------------------------------
(Date)                            (Date)



LANDLORD
WYSE TECHNOLOGY INVESTMENTS INC.

BY:  /s/ Douglas C. Chance
   ---------------------------

Douglas C. Chance
------------------------------
(Print or type name)

President & CEO
------------------------------
(Title)

February 29, 2000
------------------------------
(Date)


                                      7.

                                    EXHIBIT A

                       COPY OF LEASE BETWEEN WTI AND WYSE

                                   (attached)


                                      8.

                      AMENDED AND RESTATED LEASE AGREEMENT

LANDLORD:  Wyse Technology Investments, Inc., a California corporation

TENANT:    Wyse Technology, Inc., a Delaware corporation

PREMISES:  Buildings located at
           3471-3475 North First Street
           San Jose, California

DATE:      March 19, 1993


                                      9.

                             BASIC LEASE INFORMATION
                             -----------------------

Landlord:                            Wyse Technology Investments, Inc.,
                                     a California corporation

Landlord's Taxpayer I.D. No.:        77-0311-526

Tenant:                              Wyse Technology, Inc.,
                                     a California corporation

Tenant's Taxpayer I.D. No.:          94-2757606

Project: The three building complex located at the corner of North First Street and River Oaks Place in San Jose, California

Premises (Section 1.a.):             Amenities Space Address:

                                     3471 North First Street
                                     San Jose, California
                                     Approximately 2&,100 square feet

                                     Building 2 Address:

                                     3471 North First Street
                                     San Jose, California [lst and 2nd Floors]:
                                     Approximately 88,818 rentable square feet

                                     Building 3 Address:

                                     3471 North First Street
                                     San Jose, California

                                     Approximately 1&3,400 rentable square
                                     feet of the one-story Building (entire
                                     building)

Rentable Square Footage of           24,l00
Amenities Space (Section 1.d.):

Rentable Square Footage of           167,200
Building 2 (Section 1.d.):

Rentable Square Footage of           143,400
Building 3 (Section 1.d.):

Rentable Square Footage of           433,700
Project (Section 1.d.):


                                     10.

Rentable Square Footage of           237,926
Premises (Section 1.d.)

Usable Square Footage of             24,100 square feet in Amenities Space;
Premises (Section 1.d.).:            up to 88,818 square feet in Building 2;
                                     and 143,000 square feet in Building 3


Total:                               max 255,918 square feet

Use (Section 15.a.  ):               Computer manufacturing and research and
                                     development facility

Term (Section 2):                    Ten (10) years commencing on Commencement
                                     Date

Commencement Date                    June 1, 1992
(Section 2.b.):

Monthly Rate Rent (Section 4):                            Monthly Rental Rate
                                           Month       Per Rentable Square Foot
                                     ---------------- -------------------------
                                           0-7                   $0.82

                                           8-19                   1.20

                                          20-31                   l.30

                                          32-43                   1.25

                                          44-55                   1.20

                                          56-67                   1.00

                                          68-79                   0.95

                                          90-91                   0.80

                                          92-120                  0.00

Estimated Operating Expenses         Annual:  $
                                               ----------
(Section 6.a.):                      Monthly: $
                                               ----------

Tenant's Percentage Share            Building 2: 42.12%
(Section 6.a)
                                     Building 3: 100%

                                     Project: 34.85%

Parking Spaces (Section 33):         Reserved: See EXHIBIT A

                                     Unreserved: 4 spaces/l,000 rentable square feet of the Premises minus the reserved parking spaces

Landlord's Address (Section 40):     3&71 N. First Street
                                     M/S 120-3
                                     San Jose, California 9513&-1803


                                      11.

Tenant's Address (Section 40):       3&71 N. First Street
                                     M/S 120-3
                                     San Jose, California 9513&-1803



"Landlord"                                 "Tenant"

Wyse Technology Investments, Inc., a       Wyse Technology, Inc. a Delaware
California corporation                     corporation

By:                                        By:
   ----------------------------------         ----------------------------------

     Name:                                      Name:
     Title:                                     Title:

Date:                                      Date:
     ---------------------------------          --------------------------------


                                     12.

                                    EXHIBITS

Exhibit A:          Legal Description of Real Property; Floor Plan for
                    Buildings; Calculation of Total Rentable and Useable
                    Square Footage for each Building and the Project; and Site Plan of the Project

Exhibit B-l:        Summary of:

                    1.    Project Operating Expenses for 1990 and 1991

                    2.    Estimate of Project Operating Expenses for 1992
                          and 1993

                    3. Building Operating Expenses for 1990 and 1991 (Segregated by Building l, Building 2 and Building 3)

                    4. Estimate of Building Operating Expenses for 1992 and 1993 (Segregated by Building 1, Building 2 and Building 3)

Exhibit B-2:        Summary of:

                    1.    Amenities Expenses for 1990 and 1991

                    2.    Estimated Amenities Expenses for 1992 and 1993

Exhibit C:          Form of Estoppel Certificate

Exhibit D:          Landlord's Normal Business Hours For Operation of HVAC

Exhibit E:          Memorandum of Lease

Exhibit F:          Tenant Insurance Requirements

Exhibit G:          Specifications for Utilities and Services


                                      13.